Exhibit 99.1

              Linens 'n Things Reports Third Quarter 2004 Results

     CLIFTON, N.J.--(BUSINESS WIRE)--Oct. 20, 2004--Linens 'n Things, Inc. (NYSE: LIN), one of the leading national large format retailers of home textiles, housewares and home accessories, today announced net sales increased 8.5% to $654.2 million for the third quarter ended October 2, 2004, up from $602.8 million for the same period last year. Comparable net sales for the third quarter of 2004 declined 0.5%.
     Net income for the third quarter ended October 2, 2004 was $17.2 million or $0.38 per share on a fully diluted basis. Results include the implementation of EITF 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor" (EITF 02-16), which impacted the Company's third quarter 2004 results by $2.3 million, net of tax, or $0.05 per fully diluted share. For the same period last year, which was not impacted by EITF 02-16, the Company had net income of $21.0 million or $0.47 per fully diluted share. EITF 02-16 had no impact on the Company's cash flows.
     Norman Axelrod, Chairman and Chief Executive Officer, commented, "Although the third quarter began healthy, guest traffic trends declined as the quarter progressed. Looking at the fourth quarter, we have intensified our efforts in both marketing and merchandising in an effort to drive guest traffic."
     Net sales increased 11.1% to $1,785.7 million for the thirty-nine week period ended October 2, 2004, up from $1,607.0 million for the same period last year. Comparable net sales for the thirty-nine week period ended October 2, 2004 increased 1.3%.
     Net income for the thirty-nine week period ended October 2, 2004 was $18.1 million or $0.39 per share on a fully diluted basis. Results include the implementation of EITF 02-16, which impacted the Company's results by $11.3 million, net of tax, or $0.25 per fully diluted share for the thirty-nine week period ended October 2, 2004. For the same period last year, which was not impacted by EITF 02-16, the Company had net earnings of $28.8 million or $0.64 per fully diluted share.
     During the third quarter, the Company opened eight new stores, and closed two stores, as compared with opening twenty-one stores and closing one store during the same period last year. Year to date, the Company opened forty-one stores and closed two stores increasing its total square footage to 16.3 million, as compared with opening fifty-three stores and closing nine stores during the same period last year. The Company currently expects to open approximately twelve new stores in the fourth quarter of 2004, further expanding its presence as a leading retailer of home furnishings. For the 2004 fiscal year, capital expenditures are expected to be approximately $80 to $85 million.

     2004 Business Outlook

     This outlook is based on current expectations and includes "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The Company can give no assurances that such expectations will prove correct and assumes no obligation to update such forward-looking information based on actual results during the period or changes in assumptions or estimates or other changes in the period.
     For the fourth quarter of 2004, comparable net sales are currently targeted to be in the low single digit range. The Company is currently comfortable with the range of analyst estimates of $0.99 to $1.02. Based on the Company's current evaluations, the estimated impact from the implementation of EITF 02-16 is expected to reduce fully diluted earnings per share on a non-cash basis by approximately $0.03 for the fourth quarter of fiscal 2004.

     Linens 'n Things, with 2003 sales of $2.4 billion, is one of the leading, national large format retailers of home textiles, housewares and home accessories. As of October 2, 2004 the Company was operating 479 stores in 45 states and five provinces across the United States and Canada. More information about Linens 'n Things can be found online at www.lnt.com.

     This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The statements are made a number of times and may be identified by such forward-looking terminology as "expect," "believe," "may," "intend," "plan," "target," "outlook," "comfortable with" and similar terms or variations of such terms. All of our information and statements regarding our outlook for the future including future revenues, comparable sales performance, earnings and other future financial condition, impact, results and performance, constitutes forward-looking statements. All our forward-looking statements are based on our current expectations, assumptions, estimates and projections about our Company and involve certain significant risks and uncertainties, including levels of sales, store traffic, the results and success of our holiday selling season, acceptance of product offerings and fashions and our ability to anticipate and successfully respond to changing consumer tastes and preferences, our ability to anticipate and control our operating and selling expenses, the success of our new business concepts, seasonal concepts and new brands, the performance of our new stores, substantial competitive pressures from other home furnishings retailers, the success of the Canadian expansion, availability of suitable future store locations, schedule of store expansion and of planned closings, the impact of the bankruptcies and consolidations in our industry, unusual weather patterns, the impact on consumer spending as a result of the slower consumer economy, a highly promotional retail environment, any significant variations between actual amounts and the amounts estimated for those matters identified as our critical accounting estimates as well as other significant accounting estimates made in the preparation of our financial statements, the actual impact in fiscal 2004 of EITF 02-16 as discussed in this release, and our ability to successfully implement our strategic initiatives.

     If these or other risks or uncertainties materialize, or if our estimates or underlying assumptions prove inaccurate, actual results could differ materially from any future results, express or implied by our forward-looking statements. These and other important risk factors are included in the "Risk Factors" section of the Company's Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on June 18, 2002 and are contained in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You are urged to consider all such factors. In light of the substantial uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, even if such results or changes make it clear that any projected results will not be realized.

     Our outlook and other forward-looking statements are as of the date of this release only.


                     LINENS 'N THINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                         Thirteen Weeks Ended
                                --------------------------------------
                                 October 2,
                                    2004      EITF 02-16   October 4,
                                As reported*   Impact*        2003
                                ------------------------- ------------

Net sales                       $   654,196  $        --  $   602,816

Cost of sales, including buying
 and warehousing costs              386,191        7,634      360,868
                                ------------ ------------ ------------

Gross profit                        268,005       (7,634)     241,948

Selling, general and
 administrative expenses            240,127      (11,430)     207,764
                                ------------ ------------ ------------

Operating profit                     27,878        3,796       34,184

Interest (income) expense, net           (2)          --          236
                                ------------ ------------ ------------

Income before provision for
 income taxes                        27,880        3,796       33,948

Provision for income taxes           10,650        1,450       12,968
                                ------------ ------------ ------------

Net income                      $    17,230  $     2,346  $    20,980
                                ============ ============ ============

Per share of common stock:

Basic
-----
Net income per share            $      0.38  $      0.05  $      0.47
Weighted average shares
 outstanding                         45,143       45,143       44,208

Fully Diluted
-------------
Net income per share            $      0.38  $      0.05  $      0.47
Weighted average shares
 outstanding                         45,602       45,602       45,027

* The "As Reported" amounts include the impact of EITF 02-16 "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor" (EITF 02-16). The Company commenced implementation of EITF 02-16 during the first quarter of fiscal 2004. As previously announced, EITF 02-16, is effective for vendor contracts initiated or modified in fiscal 2004 or thereafter. Following the initial implementation impact, subsequent fiscal years will reflect vendor allowances on a consistent basis other than for any net changes in such vendor allowances. The EITF 02-16 pre-tax adjustment of $3.8 million represents those allowances reflected as a reduction of the cost of inventory, which historically would have been treated as a reduction of cost of sales or selling, general and administrative expenses ("SG&A"). Beginning in fiscal 2004, due to the Company's changes to its vendor agreements and the requirements of EITF 02-16, the Company no longer records advertising allowances as a reduction to SG&A. The Company has allocated the EITF 02-16 pre-tax adjustment to SG&A based on the previous year ratio of vendor advertising allowances recorded within SG&A to sales. The remaining portion of the total EITF 02-16 pre-tax adjustment was allocated to cost of sales. The Company provides this information in order to allow investors to have better insight into the Company's comparative period-to-period operating performance, and it is intended to supplement, not replace, GAAP presentation.

                     LINENS 'N THINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                        Thirty-Nine Weeks Ended
                                --------------------------------------
                                 October 2,
                                    2004,     EITF 02-16   October 4,
                                As reported*   Impact*        2003
                                ------------------------- ------------

Net sales                       $ 1,785,745  $        --  $ 1,606,959

Cost of sales, including buying
 and warehousing costs            1,064,787        4,082      958,472
                                ------------ ------------ ------------

Gross profit                        720,958       (4,082)     648,487

Selling, general and
 administrative expenses            691,406      (22,393)     601,345
                                ------------ ------------ ------------

Operating profit                     29,552       18,311       47,142

Interest expense, net                   202           --          600
                                ------------ ------------ ------------

Income before provision for
 income taxes                        29,350       18,311       46,542

Provision for income taxes           11,211        6,995       17,780
                                ------------ ------------ ------------

Net income                      $    18,139  $    11,316  $    28,762
                                ============ ============ ============

Per share of common stock:

Basic:
------
Net income per share            $      0.40  $      0.25  $      0.65
Weighted average shares
 outstanding                         45,057       45,057       44,141

Fully Diluted
-------------
Net income per share            $      0.39  $      0.25  $      0.64
Weighted average shares
 outstanding                         45,941       45,941        44,699

* The "As Reported" amounts include the impact of EITF 02-16 "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor" (EITF 02-16). The Company commenced implementation of EITF 02-16 during the first quarter of fiscal 2004. As previously announced, EITF 02-16, is effective for vendor contracts initiated or modified in fiscal 2004 or thereafter. Following the initial implementation impact, subsequent fiscal years will reflect vendor allowances on a consistent basis other than for any net changes in such vendor allowances. The EITF 02-16 pre-tax adjustment of $18.3 million represents those allowances reflected as a reduction of the cost of inventory, which historically would have been treated as a reduction of cost of sales or selling, general and administrative expenses ("SG&A"). Beginning in fiscal 2004, due to the Company's changes to its vendor agreements and the requirements of EITF 02-16, the Company no longer records advertising allowances as a reduction to SG&A. The Company has allocated the EITF 02-16 pre-tax adjustment to SG&A based on the previous year ratio of vendor advertising allowances recorded within SG&A to sales. The remaining portion of the total EITF 02-16 pre-tax adjustment was allocated to cost of sales. The Company provides this information in order to allow investors to have better insight into the Company's comparative period-to-period operating performance, and it is intended to supplement, not replace, GAAP presentation.

                     LINENS 'N THINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in thousands)

                                              October 2,   October 4,
                                                 2004         2003
                                             ------------ ------------
Assets                                              (unaudited)
Current assets:
  Cash and cash equivalents                  $    54,460  $    22,731
  Inventories                                    795,873      746,310
  Accounts Receivable                             26,494       24,725
  Prepaid expenses and other                      35,331       33,236
  Current deferred taxes                             472           --
                                             ------------ ------------
   Total current assets                          912,630      827,002

Property and equipment, net                      397,947      380,415
Other non-current assets, net                     30,444       28,836
                                             ------------ ------------

   Total assets                              $ 1,341,021  $ 1,236,253
                                             ============ ============

Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                           $   279,169  $   298,221
  Accrued expenses and other current
   liabilities                                   138,033      130,053
  Current deferred taxes                           7,138        7,152
  Short-term borrowings                              560        3,221
                                             ------------ ------------
   Total current liabilities                     424,900      438,647

Other long-term liabilities                      127,606       95,484
                                             ------------ ------------

   Total liabilities                             552,506      534,131

Shareholders' equity                             788,515      702,122
                                             ------------ ------------

   Total liabilities and shareholders'
     equity                                  $ 1,341,021  $ 1,236,253
                                             ============ ============

                     LINENS 'N THINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                              Thirty-Nine Weeks Ended
                                             -------------------------
                                              October 2,   October 4,
                                                 2004         2003
                                             ------------ ------------
                                                    (unaudited)
Cash Flows From Operating Activities

Net income                                   $    18,139  $    28,762

Depreciation and amortization                     45,589       40,421

Change in working capital                        (86,166)     (66,980)
                                             ------------ ------------
  Net cash (used in) provided by operating
   activities                                    (22,438)       2,203
                                             ------------ ------------

Cash Flows From Investing Activities

Additions to property and equipment              (66,542)     (70,306)
                                             ------------ ------------

Cash Flows From Financing Activities


Proceeds from common stock issued under
 stock incentive plans                             6,974        2,651

Increase in short-term borrowings                    532        1,070

(Purchase) Issuance of treasury stock                (39)         255
                                             ------------ ------------
  Net cash provided by financing activities        7,467        3,976
                                             ------------ ------------

Effect of exchange rate changes on cash and
 cash equivalents                                   (156)         253

Net decrease in cash and cash equivalents        (81,669)     (63,874)

Cash and cash equivalents at beginning of
 period                                          136,129       86,605
                                             ------------ ------------

Cash and cash equivalents at end of period   $    54,460  $    22,731
                                             ============ ============


     CONTACT: Linens 'n Things, Inc.
              Chief Financial Officer
              William T. Giles, 973-815-2929
              Visit our Web Site at www.lnt.com